                                                                   Exhibit 3-127
--------------------------------------------------------------------------------

KEN HECHLER                                                           FILE IN DUPLICATE ORIGINALS
Secretary of State                                                    FEE: AS PER SCHEDULE ON PAGE 4
State Capitol, W-139                                                  - BUSINESS CORPORATION
Charleston, WV 25305                  [graphic omitted]                  (stock, for profit):
(304) 342-8000                                                           Complete all items except 3.A.
                                                                       - NON-PROFIT CORPORATION
                                                                         (membership. nonstock):
                                                                         Complete all items except 3.B. & 7


                                                                            FILED
                                                                         NOV 28 1988
                                                                       IN THE OFFICE OF
                                                                       SECRETARY OF STATE
                                                                         WEST VIRGINIA


                                  WEST VIRGINIA

                            ARTICLES OF INCORPORATION

                                       of

                   GLENMARK ASSOCIATES - DAWNVIEW MANOR, INC.
                   ------------------------------------------

The undersigned, acting as incorporator(s) of a corporation under Chapter 31,
Article 1, Section 27 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:

1.   The undersigned agree to become a West Virginia corporation by the name of

     Glenmark Associates - Dawnview Manor, Inc.
     ---------------------------------------------------------------------------
     (The name of the corporation shall contain one of the words
     "corporation," "company," "incorporated," "limited" or shall contain an abbreviation of one of such words. (ss.31-1-11, W. Va. Code)

2. A. The address at the physical location of the principal office of the corporation will be 1369 Stewartstown Road street, in the city, town or village of Morgantown, county of Monongalia, State of West Virginia, Zip Code 26505.

     The mailing address of the above location, if different, will be same

B. The address at the physical location of the principal place of business is West Virginia of the corporation, if different than the above address, will be same street, in the city, town or village of , County, West Virginia, Zip Code.

     The mailing address of the above location, if different, will be

     ---------------------------------------------------------------------------

3. This corporation is organized as:

     A. Non-stock, non-profit.

     or

     B. Stock, for profit, and the aggregate value of the authorized Capital stock of said profit corporation will be $1,000.00 dollars, which shall be divided into 1,000 (no. of Shares) shares of the par value of One ($1.00) dollars each (or State "without par value," if applicable). (If the shares are to be divided into more than one class or if the corporation is to issue shares in any preferred or special class in series, additional statements are required within the articles of incorporation.) (As provided by law, for the purpose of assessment of the license tax, and for no other purpose, shares of stock having no par value shall be presumed to be of the par value of $25 each; but, if such stock was originally issued for a consideration greater than $25 per share, the annual license taxes as are required to be paid to the Tax Commissioner shall be computed upon the basis of the consideration for which such stock was issued. W. Va. Code ss.11-12-78)

4. The period of duration of the corporation, which may be perpetual, is perpetual.

PLEASE DOUBLE SPACE; IF MORE SPACE IS NEEDED, USE ADDITIONAL SPACE ON PAGE 4 AND ADD PAGES:

5. The purpose(s) for which this corporation is formed (which may be stated to be, or to include, the transaction of any or all lawful business for which corporations may be incorporated in West Virginia), is(are) as follows:

     To own and lease the real and personal property used in the operation of the Dawnview Manor Nursing Home, and to engage in and do any or all lawful business for which corporations may be incorporated under the West Virginia Corporation Act.



6. The provisions for the regulation of the internal affairs of the corporation, which the incorporators elect to set forth in the articles of incorporation, are as follows:

     None



7. The provisions granting, limiting or denying preemptive rights to shareholders, if any, are as follows:

          None

8. The full name(s) and address(es) of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each is(are) as follows:

                                                                                                        Number of Shares
              NAME                  ADDRESS                                                               (Optional)
Michael J. Dempster                12th Floor, Two Chatham Center
                                   Pittsburgh, PA 15219

x

9. The number of directors constituting the initial board of directors of the corporation is two and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders members, or until their successors are elected and shall qualify, are as follows:

 NAME                             ADDRESS
Mark R. Nesselroad                1369 Stewartstown Road Morgantown, WV 26505

Glenn T. Adrian                   1369 Stewartstown Road Morgantown, WV 26505


10. The name and address of the appointed person to whom notice or process may be sent is Mark R. Nesselroad, 1369 Stewartstown Road, Morgantown,
     WV 26505.

                                 ACKNOWLEDGEMENT

I (We), the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this "Articles of Incorporation."

In witness whereof, I (we) have accordingly hereunto set my (our) respective hands this 22nd day of November, 1988.

(All incorporators must sign below, Names and signatures must appear the same throughout the Articles of Incorporation.)
PHOTOCOPIES OF THE SIGNATURES OF THE INCORPORATORS AND THE NOTARY PUBLIC CANNOT BE ACCEPTED.

-----------------------------------

                                                         /s/ Michael J. Dempster
                                                         -----------------------
                                                         Michael J. Dempster
STATE OF PENNSYLVANIA

COUNTY OF ALLEGHENY

I, Linda A. Bogesdorfer, a Notary Public, in and for the county and state aforesaid, hereby certify that (names of all incorporators as shown in item 8 must be inserted in this space by official taking acknowledgement)

      Michael J. Dempster
------------------------------------

whose name(s) is (are) signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said county and acknowledged his(her)(their) signature(s).


                                             My commission expires June 29, 1991
NOTARIAL SEAL
[graphic omitted]                                     /s/ Linda A. Bogesdorfer
                                                      --------------------------
                                                           (Notary Public)


ARTICLES OF INCORPORATION PREPARED BY Michael J. Dempster, Esquire.

whose mailing address is Houston Harbaugh, P.C., 12th Floor, Two Chatham Center, Pittsburgh, PA 15219

Official Form 101